UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2023

TPB ACQUISITION CORPORATION I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40732	98-1582136
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Letterman Drive, Suite A3-1 San Francisco, California 94129

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 854-7074

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant	TPBAU	Nasdaq Capital Market
Class A ordinary shares included as part of the units	TPBA	Nasdaq Capital Market
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	TPBAW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders of TPB Acquisition Corporation I (“TPB SPAC”) at the extraordinary general meeting of shareholders (the “Extraordinary General Meeting”) in connection with its previously announced business combination (the “Business Combination”) with Lavoro Limited ("New Lavoro") and certain other parties as described in greater detail in the proxy statement filed by TPB SPAC with the Securities and Exchange Commission on February 3, 2023:

		Votes For	Votes Against	Abstentions
1.	A proposal to, as an ordinary resolution, authorize, approve and confirm in all respects the transactions contemplated by the Business Combination Agreement, dated as of September 14, 2022 (as may be amended, supplemented, or otherwise modified from time to time), by and among TPB SPAC, New Lavoro, Lavoro Merger Sub I Limited, a Cayman Islands exempted company and a direct, wholly owned subsidiary of New Lavoro (“First Merger Sub”), Lavoro Merger Sub II Limited, a Cayman Islands exempted company and a direct, wholly owned subsidiary of New Lavoro, Lavoro Merger Sub III Limited, a Cayman Islands exempted company and a direct, wholly owned subsidiary of New Lavoro and Lavoro Agro Limited, an exempted company incorporated with limited liability in the Cayman Islands (“Lavoro Agro Limited”), pursuant to which, among other things, Lavoro Agro Limited and TPB SPAC will become wholly owned subsidiaries of New Lavoro, on the terms and conditions set forth therein;	18,453,419	692,608	0

		Votes For	Votes Against	Abstentions
2.	A proposal to, as a special resolution, authorize, approve and confirm in all respects the plan of merger pursuant to which First Merger Sub will be merged with and into TPB SPAC, with TPB SPAC surviving as a direct wholly owned subsidiary of New Lavoro;	18,453,419	692,608	0

		Votes For	Votes Against	Abstentions
3.	A proposal to, as a special resolution, approve the change in the authorized share capital of TPB SPAC to US$1,500,000 consisting of 1,400,000,000 New Lavoro ordinary shares and 100,000,000 New Lavoro preferred shares, par value US$0.001 each;	18,410,058	735,969	0

		Votes For	Votes Against	Abstentions
4.	A proposal to, as a special resolution, approve that upon the closing of the Business Combination, New Lavoro director nominees are to be elected by an ordinary resolution of the holders of New Lavoro ordinary shares in accordance with the amended and restated memorandum and articles of association of New Lavoro at each annual general meeting of New Lavoro to fill the seats of those directors whose terms expire at such annual general meeting;	18,453,419	692,608	0

		Votes For	Votes Against	Abstentions
5.	A proposal to, as a special resolution, approve that the amended and restated memorandum and articles of association of New Lavoro will not include the various provisions of TPB SPAC’s existing amended and restated memorandum and articles of association that are applicable only to blank check companies;	18,453,419	692,608	0

Based upon the submission of proxies and ballots, a majority of the shares of TPB SPAC ordinary shares issued and outstanding and entitled to vote at the close of business on the record date were present at the Extraordinary General Meeting by proxy or by attendance via the virtual meeting website, which constituted a quorum. Proposal 1 was approved by the required vote. Proposal 2 was approved by the required vote. Proposal 3 was approved by the required vote. A vote regarding adjournment of the Extraordinary General Meeting (Proposal 4) was deemed not necessary or appropriate because there were sufficient votes at the time of the Extraordinary General Meeting to approve each of the foregoing matters.

Item 8.01.	Other Events.

In connection with the shareholder vote at the Extraordinary General Meeting, TPB SPAC’s public shareholders had the right to elect to redeem all or a portion of their Class A ordinary shares for a per share price calculated in accordance with TPB SPAC’s organizational documents. TPB SPAC’s public shareholders holding 14,913,445 Class A ordinary shares validly elected to redeem their public shares as of 5:00 p.m., Eastern Time, on February 22, 2023.

On February 22, 2023, TPB SPAC issued a press release announcing the results of the Extraordinary General Meeting. A copy of the press release is attached as Exhibit 99.1.

The closing of the Business Combination is expected to occur on or about February 27, 2023, subject to the satisfaction or waiver of the conditions with respect to the Business Combination, and TPB SPAC will continue to accept reversal of redemption requests until 5:00 pm ET on Thursday, February 23, 2023.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated February 22, 2023.

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TPB Acquisition Corporation I

Dated: February 22, 2023	/s/ David Friedberg
David Friedberg
Chief Executive Officer